Exhibit 99.1

Rayonier Advanced Materials Reiterates Commitment to Acquire Tembec on Agreed Terms

Transaction provides compelling value to Tembec shareholders

JACKSONVILLE, Fla., July 17, 2017 – Rayonier Advanced Materials Inc. (the “Company” or “Rayonier Advanced Materials”) (NYSE: RYAM) today reaffirmed its commitment to acquire Tembec Inc. (“Tembec”) (TSX: TMB) on the terms previously agreed with Tembec. The Company believes that the previously announced arrangement consideration of C$4.05 in cash or 0.2302 of a share of Rayonier Advanced Materials common stock per Tembec common share—which is subject to proration so that approximately 63% of the aggregate consideration is paid in cash and 37% is paid in Rayonier Advanced Materials stock—provides compelling value to Tembec shareholders. The Company does not intend to increase the consideration offered to Tembec shareholders.

On July 14, 2017, the Company received a letter from Oaktree Capital Management (“Oaktree”) indicating its intent to vote against the Company’s acquisition of Tembec at the special meeting of Tembec shareholders. Oaktree’s letter contains a number of misleading statements, which we address in Appendix A.  The Company believes that the previously announced arrangement consideration, which was the result of extensive negotiations with Tembec, represents a full and fair price and an attractive valuation for the following reasons:

•	Significant premium – The arrangement consideration represents a significant premium to Tembec’s historical share price. The headline offer price of C$4.05 and the current implied value of C$4.20 per Tembec share represent a 37% and 42% premium, respectively, to Tembec’s unaffected share price on May 24, 2017, and a 76% and 83% premium, respectively, to Tembec’s VWAP for the 12 months pre-announcement.

•	Certainty of value – The cash component of the arrangement consideration represents approximately 63% of the current overall value of the arrangement consideration and provides a substantial and immediate value realization for Tembec shareholders.

•	Upside participation – With approximately 37% of the consideration in the form of Rayonier Advanced Material stock, Tembec shareholders have the opportunity to capture enhanced long-term value prospects through ongoing participation in a larger, more diverse company.

•	Enhanced liquidity – In the year prior to the announcement, Tembec common shares traded an average of $0.13 million per day. In contrast, Rayonier Advanced Materials shares traded an average of $7.8 million per day in the same period, which means that the Company’s shares are greater than 60 times more liquid than Tembec shares. As part of a significantly larger company, Tembec shareholders receiving Rayonier Advanced Materials common stock will benefit from this significantly increased market liquidity.

•	Full price discovery – Tembec’s Board of Directors and management, with the assistance of their financial and legal advisors, reviewed strategic alternatives for nearly two years, including the continuation of Tembec’s existing stand-alone business plan and the divestiture of core and non-core segments, before recognizing that a transaction with Rayonier Advanced Materials was the best option for Tembec and its shareholders. The interest of Tembec’s Board of Directors and management are fully aligned to that of shareholders, and Tembec’s Board received two fairness opinions to the effect that the transaction is fair.

•	Optionality on superior offers – Tembec also retained the ability to engage in discussions with respect to an unsolicited competing offer that could reasonably be expected to be more favorable to Tembec shareholders, from a financial point of view, than the transaction with the Company. In the nearly two months since the arrangement agreement was announced, no third party has made such an offer.

Tembec’s Board of Directors unanimously approved the arrangement agreement and recommended that its shareholders vote “FOR” the arrangement. Institutional Shareholder Services (“ISS”), an independent proxy voting and corporate governance advisory firm, also recommended that Tembec shareholders vote “FOR” the arrangement with Rayonier Advanced Materials, stating that “In light of the premium offer consideration, the favorable market reaction and the sound strategic rationale, shareholder approval of this arrangement is warranted.” The research community also supports the transaction. For example, Bank of America Merrill Lynch stated, “… RYAM is paying a sizable premium … and could bring significant value to Tembec through its expertise in the cellulose specialties business, potential for an improved capital structure and more steady cash flow generation to invest in the business, among others.” Similarly, TD Securities stated, “… we believe that RYAM’s bid is fair.”

The Company believes that the agreed-upon consideration reflects the significant value that can be created through a combination between the two companies, but also the meaningful risks associated with Tembec’s business segments, including:

•	Commodity businesses – With the significant majority of Tembec’s revenue in commodity markets, including High-Yield Pulp, Newsprint and Forest Products, the agreed-upon price reflects the volatile nature of these businesses as they are currently operating above historical averages. In High-Yield pulp, there is 1.8 million ton expansion of the competitive BEK pulp coming on line in 2017, with other announced capacity expansions in Asia and South America to follow in 2018. Newsprint demand continues to decline by over 8% per year. Forest Products are driven by US and Canadian housing. These markets face threats from rising interest rates and trade disputes.

•	Softwood Lumber tariffs – Tembec has a significant exposure in the developing trade tension between Canada and the United States with historical lumber export volumes in excess of 50%. Recently, approximately 27% tariffs were announced on lumber exported from Canada to the United States and the outlook of the negotiations is in flux given the change in administrations at each government. While prior tariff disputes were eventually settled after numerous years, there can be no assurances of a similar outcome.

•	Currency – Nearly 50% of Tembec’s Canadian sales are denominated in US dollar with the majority of their production inputs in Canadian dollar. A stronger Canadian dollar can significantly affect Tembec’s cost position compared to foreign competitors. At the time of announcement, the Canadian dollar was trading below historic averages and, as expected, is reverting to more normal levels. One Canadian dollar was worth around 0.74 US dollars at the time of announcement. Since then, the Canadian dollar has appreciated by over 6%. Based on Tembec’s disclosure, a 1% change in Canadian dollar impacts EBITDA by C$7 million; resulting in a potential reduction in EBITDA of C$43 million.

•	Expense and risk to synergies – While the Company expects to achieve upwards of $50 million of synergies over the three years following the completion of the arrangement, it will also require considerable time, money and resources along with increased execution risk to capture these synergies. These synergies are a direct result of the combination and will only be achieved with careful investment and management.

Given the lengthy exploration of strategic alternatives that Tembec undertook and the attractive premium and valuation offered by the Company, a rejection of the offer exposes Tembec shareholders to significant market valuation risk and diminished liquidity. Rayonier Advanced Materials stock has benefited approximately 15% since the announcement. With cash on hand equal to approximately 40% of the equity market capitalization of the Company, much of this value was created by providing clarity on the Company’s strategy. With over $345 million of cash on hand and free cash flow generation of $90 to $100 million, the Company also has significant capacity and ability to create shareholder value through other strategic and financial alternatives. The Company has successfully implemented a four pillar approach to driving value, focused on cost improvements, new product development, optimizing existing markets and executing on complementary acquisitions. The Company continues to evaluate other opportunities independent of its acquisition of Tembec and believes that it has various strategic alternatives, including or excluding Tembec.

Rayonier Advanced Materials believes that its acquisition of Tembec is in the best interests of both companies and their shareholders and reaffirms its commitment to acquire Tembec on the previously announced terms.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a leading global supplier of high purity cellulose, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The company engineers dozens of customized products at its plants in Florida and Georgia, delivering unique properties, unparalleled consistency and exceptional quality. Rayonier Advanced Materials’ facilities can produce approximately 485,000 tons of high purity cellulose and 245,000 tons of commodity products. With approximately 1,200 employees and revenues of US$870 million Rayonier Advanced Materials is routinely ranked among the nation’s top 50 exporters, shipping products to five continents, 35 countries and 80 ports around the world. More information is available at www.rayonieram.com.

About Tembec

Tembec is a manufacturer of forest products – lumber, paper, pulp and high purity cellulose – and a global leader in sustainable forest management practices. Principal operations are in Canada and France. Tembec has approximately 3,000 employees and annual sales of approximately C$1.5 billion. Tembec is listed on the Toronto Stock Exchange (TMB). More information is available at www.tembec.com.

Forward-Looking Statements

This document contains statements that are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: the timing of the closing of the transaction; whether a transaction will be consummated at all and the ability to obtain required regulatory approvals and satisfy the other conditions to closing the transaction; the expected benefits of the transaction and whether such benefits will be achieved on a timely basis or at all; our ability to successfully integrate acquired businesses; prolonged weakness in general economic conditions; unfavorable weather conditions or natural disasters; our reliance on government permits or approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to our reliance on information technology; manufacturing issues that may arise; adverse consequences of current or future legal claims; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; fluctuations in foreign currency exchange rates; impairments or write downs of our assets; changes in accounting estimates and judgments, accounting principles, policies or guidelines; a materially adverse change in our financial condition; and other risks detailed in Rayonier Advanced Materials’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of Rayonier Advanced Materials’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in Tembec’s filings with the Canadian Securities Administrators, including the “Risk Factors” section of Tembec’s Annual Information Form for the fiscal year ended September 30, 2016. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information

Further information regarding the transaction is contained in the management information circular in connection with the special meeting of the Tembec shareholders filed by Tembec with the Canadian Securities Administrators on June 23, 2017 and furnished by Rayonier Advanced Materials on Form 8-K filed June 23, 2017 with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read the information circular, as it contains important information concerning the proposed transaction. Investors and security holders may obtain a copy of the arrangement agreement, information circular and other meeting materials at www.sec.gov and www.sedar.com. This document is for informational purposes only. It does not constitute an offer to purchase shares of Rayonier Advanced Materials or Tembec or a solicitation or recommendation statement under the rules and regulations of the Canadian securities regulators, the U.S. Securities and Exchange Commission or other applicable laws.

Contacts

Rayonier Advanced Materials

Media

Ryan Houck

904-357-9134

media@rayonieram.com

Investors

Mickey Walsh

904-357-9162

mickey.walsh@rayonieram.com

Tembec

Media

Linda Coates

416-775-2819

linda.coates@tembec.com

Investors

Michel Dumas

819-627-4268

michel.dumas@tembec.com

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APPENDIX A

Rayonier Advanced Materials Response to Oaktree’s False and Misleading Assertions

Oaktree Misleading Statement: “Oaktree recognizes the strategic merit of the combination, yet Tembec shareholders are not receiving fair consideration for the value created by the combination”

The Facts:

•	Rayonier Advanced Materials believes that Tembec shareholders are receiving full and fair consideration for their Tembec shares and an appropriate share of the incremental value created by the combination

•	The purchase price represents a significant premium to Tembec’s historical trading levels

•	Headline offer price of C$4.05 per Tembec share represents a premium of:

•	37% to Tembec’s unaffected share price of C$2.95 on May 24, 2017

•	76% to Tembec’s VWAP for the 12 months pre-announcement of C$2.30

•	Current implied value of C$4.20 per Tembec share represents a premium of:

•	42% to Tembec’s unaffected share price of C$2.95 on May 24, 2017

•	83% to Tembec’s VWAP for the 12 months pre-announcement of C$2.30

•	Rayonier Advanced Materials’ perspective is also supported by:

•	The market:

•	Rayonier Advanced Materials’ stock price is up 15% since the day prior to announcement, while Tembec stock is up 42% or nearly 3x the appreciation realized by Rayonier Advanced Materials shareholder

•	The research community:

•	BofA Merrill Lynch: “We believe RYAM is paying a fair price for Tembec considering its different product lines (i.e. challenges in newsprint, potential headwinds in lumber from the US softwood lumber trade case), the cash cost position of its mills and other risks associated with the business. Additionally, we note that RYAM is paying a sizable premium….and could bring significant value to Tembec through its expertise in the cellulose specialties business, potential for an improved capital structure and more steady cash flow generation to invest in the business, among others.”

•	TD Securities: The purchase price represents “a modest discount to the global pulp sector average…arguably reflecting Tembec’s small scale and inconsistent performance from the Company’s sawmills / BCTMP pulp assets…we believe that RYAM’s bid is fair.”

•	Independent shareholder advisors:

•	Institutional Shareholder Services (ISS): “The proposed premium offer consideration provides shareholders with flexibility to participate in the growth opportunities associated with the combined business of increased size, scale and liquidity and/or to receive the consideration in the form of cash that provides immediate liquidity (subject to proration limits). In light of the premium offer consideration, the favorable market reaction and the sound strategic rationale, shareholder approval of this arrangement is warranted.”

•	The board of directors of Tembec:

•	“The board of directors of Tembec (the “Board”) has unanimously determined that the Arrangement is in the best interests of Tembec. The Board has unanimously approved the Arrangement and recommends (without any abstention) that Tembec shareholders vote FOR the Arrangement Resolution.”

Oaktree Misleading Statement: “Rayonier has a variety of levers available to it to improve its offer for Tembec”

The Facts:

•	Rayonier Advanced Materials’ approach to M&A focuses on intrinsic value and long-term shareholder returns rather than premiums, multiples or near-term share price movements

•	This analysis:

•	Is based on the Company’s risk-adjusted outlook for the business, inclusive of combination synergies and other opportunities, relative to the cost of capital

•	Anchors the indifference point for the Company with respect to a transaction involving Tembec

•	Through extensive negotiations with Tembec, Rayonier Advanced Materials has already been pushed to the limits of its willingness to pay

•	Mid-February 2017: Offered C$3.15 per Tembec share

•	February 27, 2017: Increased its offer to C$3.70 per Tembec share

•	March 14, 2017: Increased its offer to C$4.00 per Tembec share

•	May 19, 2017: Increased its offer to C$4.05 per Tembec share, representing an increase of 29% relative to its initial offer

Oaktree Misleading Statement: “Tembec could generate more shareholder value as a stand-alone entity.”

The Facts:

•	Tembec’s stand-alone business is subject to significant risks and challenges, including:

•	Exposure to commodity-oriented segments (e.g. newsprint, high yield pulp, lumber) with challenging cyclical and secular fundamentals

•	Cyclicality in paper and a paperboard pricing, where a $50 per tonne reduction in pricing would decrease EBITDA by approximately C$18 million

•	Foreign exchange exposure, where a 10% strengthening of the CAD / USD would decrease EBITDA by ~C$70 million (note that the CAD has strengthened by 6.1% since announcement, implying a potential ~C$43 million impact on EBITDA)

•	The current tariffs on softwood lumber imports into the US and the terms of a new Softwood Lumber Agreement could materially impact EBITDA.

•	The need for significant capital investment in Tembec’s sawmills, as the mills have seen significantly underinvestment over the last ten years

•	The transaction with Rayonier Advanced Materials arose out of a comprehensive and rigorous process conducted by Tembec over a period of nearly two years to seek alternative transactions involving a sale of the whole or any part of the Company

•	The board of directors of Tembec considered, among other alternatives, “the continuation of Tembec’s existing stand-alone business plan and a strategic repositioning of Tembec, cost reduction plans, potential asset combinations of Tembec’s forest products, newsprint and/or specialty pulp businesses with other industry players, the possible divestiture of certain of Tembec’s core and non-core business segments”

•	Pursued a sale of the forest products business

•	Pursued a sale of the core specialty pulp facilities in Temiscaming and Tartas, including contacting eleven parties and providing a confidential information memorandum to eight interested parties

•	Over the two-year period that the board of directors of Tembec pursued the above alternatives:

•	Tembec’s financial results fluctuated significantly

•	Tembec’s stock price never closed higher than C$3.02 per share with an average closing price of $C1.54 during the period

•	Shareholders had extremely limited liquidity, with average daily trading volume in Tembec stock of only ~56,000 shares or ~C$86,000 of value

•	Considering all risks, opportunities and alternatives, the board of directors of Tembec concluded that a transaction with Rayonier Advanced Materials offered the best opportunity to generate shareholder value

Oaktree Misleading Statement: “Stand-alone RYAM, on the other hand, has a significantly more difficult outlook.”

The Facts:

•	While we continue to see strong strategic merit in a combination with Tembec, stand-alone Rayonier Advanced Materials has a broad range of alternatives to create shareholder value, starting with the Company’s Four Pillar strategy:

•	Cost Transformation to rapidly re-shape the business

•	Market Optimization to maximize earnings from optimum product and market mix

•	A deep pipeline of New Products and customer-valued service offerings

•	An established Acquisition program to create a diversified and faster growing business through complementary combinations

•	Importantly, the Company has significant financial flexibility to pursue alternatives:

•	$345 million of available cash and $574 million of total liquidity, including $229 million available under the revolving credit facility as of March 25, 2017

•	Conservative leverage of 2x Net Debt / LTM EBITDA as of March 25, 2017

•	The research community also acknowledges the range of alternatives:

•	BofA Merrill Lynch: “While RYAM could adjust terms of this transaction, we also believe other acquisitions may make sense if this deal were to fall through as RYAM has been actively pursuing M&A as part of its long-term strategy”

Oaktree Misleading Statement: “Tembec Has Created Confusion in the Marketplace Regarding Shareholder Support for the Transaction”

The Facts:

•	Rayonier Advanced Materials was encouraged by the strong support of Fairfax Financial for the transaction

•	As one of Tembec’s largest and most sophisticated shareholders, their support was a strong endorsement of the superior value offered by RYAM

•	Oaktree doubled its stake in Tembec after the announcement of the acquisition apparently to leverage an opportunity to extract incremental value not warranted by economic fundamentals by threatening the completion of the transaction

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